DISCUSSION MATERIALS

October 2, 2011

PERELLA WEINBERG PARTNERS

TABLE OF CONTENTS

I. TRANSACTION OVERVIEW

SELECTED TRANSACTION TERMS

ACQUIROR	• Angel Holdings LLC ("Parent")
TRANSACTION STRUCTURE	• Merger of Angel Acquisition Corp. ("Merger Sub") with and into C&D Technologies Inc. (the "Company")
TRANSACTION VALUE	• $9.75 per share (the "Consideration") • $150 million in equity value (1) • $217 million in enterprise value (2)
FORM OF CONSIDERATION	• Cash
FINANCING	• Funds to be provided by Parent • No financing condition
CLOSING CONDITIONS	• Customary

Source: Merger agreement received from Potter, Anderson & Corroon LLP on October 1, 2011

Notes: (1) Assumes fully diluted shares of 15.379 million: 15.197 million common shares as of July 31, 2011 and 1.253 million options outstanding with a weighted average exercise price of $14.47 as of September 30, 2011; dilutive impact of in-the-money options calculated using the treasury stock method

(2) Assumes total debt of $61 million, cash of $7 million and minority interest of $13 million as of July 31, 2011, per Company filings

PERELLA WEINBERG PARTNERS

SHARE PRICE DEVELOPMENTS


AG Offer
(June 16, 2011)
Preliminary Financial Analysis
(August 1, 2011)
$10.00
$9.00
$8.00
$7.00
$9.75
$9.50
$7.42
May-11
Jun-11
Jul-11
Aug-11
Sep-11

Relative share price performance since announcement


C&D (10.0%)
S&P (10.6%)
EnerSys (36.0%)
Exide (43.7%)
Jun-15
Jul-05
Jul-25
Aug-14
Sep-03
Sep-23

Relative share price performance since August 1st


S&P (12.1%)
C&D (20.2%)
EnerSys (35.4%)
Exide (44.4%)

Source: FactSet as of September 30, 2011

SELECTED COMPARABLE TRADING MULTIPLES

STOCK PRICE PERFORMANCE


(36.0%)
$31.26
$20.02
(43.7%)
$7.10
$4.00
(10.0%)
$8.24
$7.42
EnerSys
Exide
C&D

2012E EBITDA ESTIMATES


(1.0%)
$269
$266
3.3%
$279
$289
EnerSys
Exide

EV / 2012E EBITDA


(39.8%)
7.3x
4.4x
(21.6%)
4.2x
3.3x
(7.5%)
5.0x
4.6x
EnerSys
Exide
C&D
Unaffected Date (June 15, 2011)
Current

Source: FactSet as of June 15, 2011 and September 30, 2011, company filings, Wall Street research and Management estimates

PERELLA WEINBERG PARTNERS

C&D TECHNOLOGIES TRADING SUMMARY

($ in millions, except per share figures)

		Unaffected (June 15, 2011)	Initial Offer (June 16, 2011)	Final Offer (August 30, 2011)
Price per share		$8.24	$9.50	$9.75
Premium / (Discount) to:	**Price**			
Current (Sep-30-2011)	$7.42	11.1%	28.0%	31.4%
Unaffected (Jun-15-2011)	8.24	--	15.3%	18.3%
Diluted Shares Outstanding		15.2	15.4	15.4
Equity Value		$125	$146	$150
Plus: Net Debt [1]		67	67	67
GAAP Enterprise Value		$192	$213	$217
Plus: After-Tax Underfunded Pension Obligation [2]		23	23	23
Pension Adjusted Enterprise Value		$215	$236	$240
GAAP TRADING MULTIPLES	**Metric**			
EV / CY 2011E (FY 2012E) EBITDA	$24	8.1x	9.0x	9.2x
EV / NTM EBITDA	33	5.7x	6.4x	6.5x
EV / CY 2012E (FY 2013E) EBITDA	39	4.9x	5.4x	5.5x
PENSION ADJUSTED TRADING MULTIPLES [3]				
EV / CY 2011E (FY 2012E) EBITDA	$27	8.1x	8.8x	9.0x
EV / NTM EBITDA	36	5.9x	6.5x	6.6x
EV / CY 2012E (FY 2013E) EBITDA	42	5.1x	5.6x	5.7x

Sources: Company filings, Management estimates

Notes: (1) Represents total debt of $61 million, cash of $7 million and minority interest of $13 million as of July 31, 2011

(2) Represents underfunded pension obligation of $32 million tax effected at assumed 35% tax rate plus other post employment benefit obligation of $2 million (as of January 31, 2011, per Company filings)

(3) EBITDA is adjusted for the periodic benefit cost net of service cost for pension obligations and other postretirement benefits

II. FINANCIAL ANALYSIS

HISTORICAL RESULTS RELATIVE TO MANAGEMENT PLAN

($ in millions)

REVENUE


$92
$84
$93
$88
$93
$99
$98
$88
$95 $95 $95
$99
$102
Q2 2011
Jul 2010
Q3 2011
Oct 2010
Q4 2011
Jan 2011
Q1 2012
Apr 2011
Q2 2012
Jul 2011
Q3 2012
Oct 2011
Q4 2012
Jan 2012

ADJUSTED EBITDA [1]


$6.3
$3.1
$4.6
$3.9
$6.9
$7.7
$7.7
$3.6
$8.7
$4.4
$4.3
$6.8
$8.9
Q2 2011
Jul 2010
Q3 2011
Oct 2010
Q4 2011
Jan 2011
Q1 2012
Apr 2011
Q2 2012
Jul 2011
Q3 2012
Oct 2011
Q4 2012
Jan 2012

EBITDA MARGINS


6.9%
3.7%
5.0%
4.4%
7.4%
7.8%
7.8%
4.0%
9.2%
4.6%
4.5%
6.9%
8.7%
Q2 2011
Jul 2010
Q3 2011
Oct 2010
Q4 2011
Jan 2011
Q1 2012
Apr 2011
Q2 2012
Jul 2011
Q3 2012
Oct 2011
Q4 2012
Jan 2012

NET INCOME [2]


($2)
($5)
($4)
($6)
($6)
($5)
$1
($1)
$2
($1.1)
($1.1)
($0.4)
$3.9
Q2 2011
Jul 2010
Q3 2011
Oct 2010
Q4 2011
Jan 2011
Q1 2012
Apr 2011
Q2 2012
Jul 2011
Q3 2012
Oct 2011
Q4 2012
Jan 2012

■ Sept. 2010 Management Plan ■ July 2011 Management Estimates ■ Actual

Source: Management estimates, Company filings

Notes: (1) Calculated as operating income plus depreciation & amortization plus stock based compensation expense

(2) Net income adjusted for $60 million in goodwill impairment recorded in Q2 2011 and $12 million in gains related to the debt-for-equity exchange realized in Q4 2011

CURRENT VS. PRIOR MANAGEMENT PLAN

($ in millions)

REVENUE

Prior Plan '12 - '14 CAGR: 7.5% | Current Plan '12 - '14 CAGR: 11.1%


$287
$346
$366
$336
$355
$406
$383
$451 $447
$469 $474
(FY) 2007A
2008A
2009A
2010A
2011A
2012E
2013E
2014E

ADJUSTED EBITDA [1]

Prior Plan '12 - '14 CAGR: 14.4% | Current Plan '12 - '14 CAGR: 33.7%


$10
$5
$11
$1
$16
$33
$24
$41
$39
$44
$42
(FY) 2007A
2008A
2009A
2010A
2011A
2012E
2013E
2014E

EBITDA MARGINS


3.5%
1.6%
3.1%
0.3%
4.6%
8.2%
6.2%
9.2%
8.7%
9.3%
8.9%
(FY) 2007A
2008A
2009A
2010A
2011A
2012E
2013E
2014E

NET INCOME [2]

Prior Plan '12 - '14 CAGR: 25.8% | Current Plan '12 - '14 CAGR: 176.7%


($45)
($21)
($17)
($26)
($56)
$8
$2
$12 $12
$13 $13
(FY) 2007A
2008A
2009A
2010A
2011A
2012E
2013E
2014E

■ Sept. 2010 Management Plan ■ July 2011 Management Estimates ■ Actual

Source: Management estimates, Company filings
Notes: (1) Calculated as operating income plus depreciation & amortization plus stock based compensation expense
(2) Historical net income shown as reported

PERELLA WEINBERG PARTNERS

POTENTIAL GROWTH OPPORTUNITIES

INCREMENTAL EBITDA CONTRIBUTION (FY) (1)


$0
$3
3
$10
3
1
6
$21
3
2
15
$23
2
20
H2 2012
2013
2014
2015
2016

CAPITAL EXPENDITURES REQUIRED (FY) (1)


$0
($2)
(5)
(28)
($33)
($4)
($5)
H2 2012
2013
2014
2015
2016
New Plant in India
Permit for Increased Output in China
Nokia Contract

PERELLA WEINBERG PARTNERS

Source: Management estimates
Note: (1) Excludes 33% of EBITDA and capital expenditures attributable to joint venture partner in China

PROJECTED CASH FLOW SUMMARY

($ in millions)

		C&D Management Projections		
Fiscal Year Ended January 31,	2011A	2012E	2013E	2014E
Net Income	($56)	$1	$13	$14
Plus: Non-Controlling Interest Expense	1	2	2	3
Plus: Depreciation & Amortization	10	11	11	11
Plus: Stock Based Compensation	1	1	1	1
Plus: Impairment of Goodwill	60	0	0	0
Less: Deferred Income Taxes	(13)	0	0	0
Less: Increase in NWC	(14)	(5)	(1)	4
Less: Pension Plan Contributions (After-tax)	(2)	(4)	(5)	(6)
Operational Cash Flows	**($14)**	**$6**	**$22**	**$27**
Capital Expenditures	($8)	($9)	($12)	($12)
Investing Cash Flows	**($8)**	**($9)**	**($12)**	**($12)**
Free Cash Flow	**($22)**	**($3)**	**$10**	**$15**
Cash Balance [1]	$4	$5	$5	$5
Debt Balance	$55	$60	$50	$36
Net Debt	$52	$55	$45	$31
Net Debt / EBITDA	3.2x	2.3x	1.2x	0.7x
Debt / EBITDA	3.4x	2.5x	1.3x	0.8x
Net Debt / EBITDA Less CapEx	6.2x	3.8x	1.7x	1.0x
Debt / EBITDA Less CapEx	6.6x	4.1x	1.9x	1.2x
EBITDA Less CapEx / Interest Expense	0.6x	3.3x	6.6x	7.8x

PERELLA WEINBERG PARTNERS

Source: Management estimates
Note: (1) Assumes required minimum cash balance of $5 million

OVERVIEW OF SELECTED PEER GROUP

($ in millions)

SALES BY GEOGRAPHY

SALES BY SEGMENT

EBITDA MARGINS [1]

C&D TECHNOLOGIES


Americas (ex-U.S.)
3%
Asia
7%
EMEA
19%
72%
United States
Standby Power
100%
$346
$366
$336
$355
$383
$447
1.6%
3.1%
0.3%
4.6%
6.2%
8.7%
2007
2008
2009
2010
2011E
2012E
Sales
EBITDA Margin

ENERSYS


Americas (ex-U.S.)
4%
Asia
9%
45%
Europe
41%
United States
Reserve Power
49%
51%
Motive Power
$1,858
$2,162
$1,522
$1,867
$2,241
$2,373
8.9%
10.0%
10.6%
11.8%
10.8%
11.5%
2007
2008
2009
2010
2011E
2012E
Sales
EBITDA Margin

EXIDE


Americas (ex-U.S.)
6%
United States
37%
57%
Europe & ROW
Industrial Energy
35%
65%
Transportation
$3,473
$3,698
$2,625
$2,828
$3,219
$3,314
5.5%
7.6%
6.4%
7.8%
7.9%
9.0%
2007
2008
2009
2010
2011E
2012E
Sales
EBITDA Margin

	C&D Technologies	EnerSys	Exide
Total Debt / LTM EBITDA	3.2x	1.1x	3.4x
Net Debt / LTM EBITDA	2.8x	0.6x	2.8x
Market Value of Equity	$113	$1,023	$319
Enterprise Value	180	1,175	947
EV / CY 2012E EBITDA	4.6x [2]	4.4x	3.3x
Price / CY 2012E Earnings	9.0x [2]	7.5x	3.4x

Source: Company filings, Capital IQ, FactSet as of September 30, 2011

Notes: (1) Calendar year sales and EBITDA estimates represent I/B/E/S consensus for EnerSys and Exide and Management estimates for C&D Technologies

(2) Based on current share price of $7.42

PERELLA WEINBERG PARTNERS

PEER BENCHMARKING ANALYSIS

HISTORICAL

2008A – 2010A REVENUE CAGR


(1.5%)
(7.1%)
Selected Peers
Median: (9.8%)
(12.6%)
(0.9%)
C&D
EnerSys
Exide
Other Strategic Players

2008A – 2010A AVERAGE EBITDA MARGIN


2.5%
10.8%
Selected Peers
Median: 9.0%
7.3%
7.8%
C&D
EnerSys
Exide
Other Strategic Players

PROJECTED

2010A – 2012E REVENUE CAGR


12.2%
12.7%
Selected Peers
Median: 10.5%
8.3%
7.6%
C&D
EnerSys
Exide
Other Strategic Players

2010A – 2012E AVERAGE EBITDA MARGIN


6.1%
11.4%
Selected Peers
Median: 9.8%
8.3%
10.3%
C&D
EnerSys
Exide
Other Strategic Players

Source: Capital IQ, Wall Street research, FactSet, Management estimates
Notes: All financials are calendarized to year ending December 31
Other Strategic Players represents the median of Greatbatch, GS Yuasa, Johnson Controls, Maxwell Technologies, Power-One and Ultralife

CURRENT SECTOR TRADING MULTIPLES

EV / CY 2012E EBITDA


C&D
SELECTED PEERS
OTHER STRATEGIC PLAYERS
4.6x
4.9x
4.4x
Selected Peers Median: 3.9x
3.3x
16.4x
5.7x
5.6x
5.4x
Other Strategic Players Median: 5.5x
3.8x
2.1x
C&D (Current)
C&D (Unaffected)
EnerSys
Exide
Maxwell Technologies
GS Yuasa
Johnson Controls
Greatbatch
Ultralife
Power-One

PRICE / CY 2012E EARNINGS


C&D
SELECTED PEERS
OTHER STRATEGIC PLAYERS
9.0x
10.0x
7.5x
Selected Peers Median: 5.5x
3.4x
30.7x
10.9x
10.3x
8.7x
7.8x
Other Strategic Players Median: 9.5x
4.5x
C&D (Current)
C&D (Unaffected)
EnerSys
Exide
Maxwell Technologies
Greatbatch
GS Yuasa
Ultralife
Johnson Controls
Power-One

Source: Company filings, FactSet, I/B/E/S Estimates
Note: Share prices as of September 30, 2011

PERELLA WEINBERG PARTNERS

HISTORICAL TRADING MULTIPLES

EV / NTM EBITDA MULTIPLES RELATIVE TO PEERS


22.0x
17.0x
12.0x
7.0x
2.0x
Sep-06
Mar-07
Sep-07
Mar-08
Sep-08
Mar-09
Sep-09
Mar-10
Sep-10
Mar-11
Sep-11
5.7x
5.4x(1)
4.0x
C&D Technologies
Selected Peers
Other Strategic Players

		Peers	
	C&D	Selected	Other
Current	5.4x	4.0x	5.7x
6 Month Ave.	NA	5.2x	6.8x
1 Year Ave.	NA	5.7x	7.2x
3 Year Ave.	6.1x	5.2x	7.5x
5 Year Ave.	9.0x	6.3x	8.3x

EV / NTM EBITDA MULTIPLES RELATIVE TO SELECTED PEERS


22.0x
17.0x
12.0x
7.0x
2.0x
Sep-06
Mar-07
Sep-07
Mar-08
Sep-08
Mar-09
Sep-09
Mar-10
Sep-10
Mar-11
Sep-11
5.4x(1)
4.6x
3.4x
C&D Technologies
EnerSys
Exide

		Selected Peers	
	C&D	EnerSys	Exide
Current	5.4x	4.6x	3.4x
6 Month Ave.	NA	6.2x	4.3x
1 Year Ave.	NA	6.6x	4.8x
3 Year Ave.	6.1x	6.1x	4.4x
5 Year Ave.	9.0x	6.9x	4.5x

Source: FactSet and I/B/E/S estimates as of September 30, 2011

Notes: Selected Peers represents the median of EnerSys and Exide; Other Strategic Players represents the median of Greatbatch, GS Yuasa, Johnson Controls, Maxwell Technologies, Power-One and Ultralife

(1) Current C&D Technologies multiple is based on NTM EBITDA per Management estimates

PERELLA WEINBERG PARTNERS

ILLUSTRATIVE COMPARISON OF FINANCIAL ANALYSES


Unaffected Price: $8.24
Current Price: $7.42
Original AG Proposal: $9.50
Exide Indication: $9.50
Current AG Proposal: $9.75
Recent Trading Range (Unaffected)
Since 2010 Announcement of Debt-for-Equity Exchange (1)
$3.70
$8.20
Public Comparables Analysis (2)
4.5x - 5.0x CY 2012E EBITDA (3)
$7.10
$8.40
Comparables Analysis Adjusted for Streamline (2)
4.5x - 5.0x CY 2012E Adjusted EBITDA (3)(4)
$6.70
$7.90
Discounted Future Equity Value (2)
4.5x - 5.0x CY 2013E Adjusted EBITDA (3)(5)
$7.80
$9.00
Discounted Cash Flow (2)
4.5x - 5.5x Exit Multiple, 14% - 16% WACC
$6.40
$8.80

Source: Company filings, Management estimates, FactSet

Notes: Except as noted and at the direction of the Special Committee, analysis does not attribute value to certain initiatives under consideration by the Company because such initiatives are at a preliminary stage and the Board has not made any decision to pursue or implement them

(1) Debt-for-Equity exchange announced October 21, 2010

(2) Per share calculations assume total debt of $61 million, cash of $7 million and minority interest of $13 million as of July 31, 2011; calculations assume 15.197 million common shares outstanding and impact of dilutive in-the-money options assuming the treasury stock method

(3) Calendar year EBITDA estimates for 2012 and 2013 represent Management projections for the periods ending January 31, 2013 and January 31, 2014, respectively

(4) CY 2012E EBITDA estimates adjusted to reflect $1.6 million of EBITDA reductions associated with Streamline

(5) CY 2013E EBITDA estimates adjusted to reflect $5.9 million of incremental EBITDA associated with Streamline; assumes required capital expenditures and one-time costs increase projected net debt by $9.7 million as of calendar year end 2012; assumes projected minority interest balance of $16 million as of calendar year end 2012; future share price discounted to September 30, 2011 at assumed cost of equity of 17%

PERELLA WEINBERG PARTNERS

PREMIUMS PAID ANALYSIS

U.S. MINORITY SQUEEZE-OUT TARGETS, DEAL VALUE OVER $10 MILLION


LAST 5 YEARS
LAST 10 YEARS
50.0%
45.0%
40.0%
35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
44.2%
28.7%
11.4%
47.7%
28.6%
8.4%
46.9%
29.0%
12.5%
AG Offer Premium to Current: 31%
AG Offer Premium to Unaffected: 18%
39.8%
25.5%
11.7%
40.9%
25.8%
12.3%
44.1%
25.7%
11.5%
Range from 1st to 3rd Quartile
Median
1-Day
1-Week
1-Month
1-Day
1-Week
1-Month
2011YTD, 2
2010, 4
2009, 9
2008, 5
2007, 5
2006, 8
2011YTD, 2
2010, 4
2009, 9
2008, 5
2007, 5
2006, 8
2001-2005, 61

33 Transactions Total

94 Transactions Total

Source: Dealogic, FactSet

ILLUSTRATIVE DCF VALUE OF CERTAIN STRATEGIC INITIATIVES (1)

	Low	High
Streamline (2)(3) *4.5x - 5.5x Exit Multiple, 14% - 16% WACC*	$0.80	$1.20
China Permit Expansion (2)(4) *4.5x - 5.5x Exit Multiple, 14% - 16% WACC*	$0.10	$0.20
Nokia Contract (2)(5) *4.5x - 5.5x Exit Multiple, 14% - 16% WACC*	$0.10	$0.10
India Plant (2)(6) *4.5x - 5.5x Exit Multiple, 14% - 16% WACC*	$2.00	$3.10

Source: Management estimates

Notes: (1) Analysis does not adjust projections for execution risk, probability of achieving Management estimates or impact of financing

(2) Per share calculations assume 15.197 million common shares outstanding and impact of dilutive in-the-money options assuming the treasury stock method

(3) Streamline assumes consolidation of manufacturing results in incremental annual run-rate EBITDA of $6 million from FY 2014; assumes $13 million in aggregate capital expenditures and one-time costs required

(4) China permit expansion assumes expansion of manufacturing capacity resulting in proportionate run-rate EBITDA of $2 million in FY 2015; assumes proportionate capital expenditures of $5 million required

(5) Nokia contract assumes $20 million in annual revenues related to LightSquared resulting in annual incremental EBITDA of $3 million in CY 2012 through CY 2014; assumes $2 million in aggregate capital expenditures required

(6) India plant assumes construction of new manufacturing facility in FY 2014 resulting in run-rate annual EBITDA of $24 million after FY 2016; assumes aggregate capital expenditures of $37 million required

APPENDIX

SUMMARY MANAGEMENT PLAN

($ in millions)

Fiscal Year Ended January 31,	2007A	2008A	2009A	2010A	2011A	2012E	2013E	2014E
Sales	$287	$346	$366	$336	$355	$383	$447	$474
Growth		*20.5%*	*5.6%*	*(8.2%)*	*5.7%*	*8.1%*	*16.5%*	*6.0%*
Less: Cost of Sales	(249)	(310)	(319)	(298)	(306)	(326)	(370)	(392)
Gross Profit	**$38**	**$36**	**$47**	**$38**	**$49**	**$57**	**$77**	**$82**
Gross Margin	*13.2%*	*10.4%*	*12.7%*	*11.2%*	*13.8%*	*14.9%*	*17.2%*	*17.3%*
Less: Selling, General, & Administrative	($33)	($36)	($40)	($41)	($37)	($39)	($42)	($44)
Less: Technology Expenses	(6)	(6)	(7)	(8)	(6)	(6)	(8)	(8)
EBIT	**($2)**	**($6)**	**($1)**	**($11)**	**$5**	**$12**	**$27**	**$30**
Less: Goodwill Impairment Charge	$0	$0	$0	$0	($60)	$0	$0	$0
Plus: Gain on Plant Sale / (Shutdown Costs)	0	15	0	0	(0)	(0)	0	0
Plus: Other Income / (Expense)	(1)	1	(3)	(0)	1	(3)	(1)	(1)
Less: Noncontrolling Interest Expense	1	(3)	1	0	(1)	(2)	(2)	(3)
Less: Net Interest Expense	(14)	(11)	(12)	(12)	(15)	(4)	(4)	(4)
Less: Income Tax Expense	(1)	(1)	(2)	(2)	13	(0)	(7)	(9)
Less: Loss from Discontinued Operations	(29)	(16)	0	0	0	0	0	0
Net Income	**($45)**	**($21)**	**($17)**	**($26)**	**($56)**	**$1**	**$13**	**$14**
Growth		*NM*	*NM*	*NM*	*NM*	*NM*	*773.4%*	*6.7%*
EBIT	($2)	($6)	($1)	($11)	$5	$12	$27	$30
Plus: Depreciation & Amortization	11	11	11	11	10	11	11	11
EBITDA	**$10**	**$5**	**$10**	**($0)**	**$16**	**$22**	**$38**	**$41**
EBITDA Margin	*3.4%*	*1.4%*	*2.8%*	*(0.1%)*	*4.4%*	*5.8%*	*8.4%*	*8.6%*
Plus: Stock Based Compensation Expense	0	1	1	1	1	1	1	1
Adjusted EBITDA	**$10**	**$5**	**$11**	**$1**	**$16**	**$24**	**$39**	**$42**
Adjusted EBITDA Margin	*3.5%*	*1.6%*	*3.1%*	*0.3%*	*4.6%*	*6.2%*	*8.7%*	*8.9%*

Source: Management estimates

PUBLIC TRADING COMPARABLES

($ in millions, except per share data)

						CY 2011E Multiples				CY 2012E Multiples			
Company	Share Price [1]	% of 52 Wk High	Market Capitalization	Enterprise Value	Pension-Adj. Ent. Value [1]	EV / Revenue	EV / EBITDA	Pension-Adj. EV / EBITDA [2]	Price / EPS	EV / Revenue	EV / EBITDA	Pension-Adj. EV / EBITDA [2]	Price / EPS
Selected Peers													
EnerSys	$20.02	49.7%	$1,023	$1,175	$1,192	0.5x	4.8x	4.9x	8.0x	0.5x	4.4x	4.5x	7.5x
Exide	4.00	31.5%	319	947	1,094	0.3	4.0	4.5	5.7	0.3	3.3	3.7	3.4
Mean		40.6%				0.4x	4.4x	4.7x	6.8x	0.4x	3.9x	4.1x	5.5x
High		49.7%				0.5	4.8	4.9	8.0	0.5	4.4	4.5	7.5
Low		31.5%				0.3	4.0	4.5	5.7	0.3	3.3	3.7	3.4
Other Strategic Players													
Johnson Controls	$26.37	61.4%	$18,140	$22,376	$23,123	0.5x	6.9x	7.2x	10.0x	0.5x	5.6x	5.9x	7.8x
GS Yuasa	4.72	57.2%	1,949	2,820	2,931	0.8	7.0	7.3	12.0	0.7	5.7	5.9	10.3
Greatbatch	20.01	68.9%	483	651	654	1.1	5.9	5.9	12.1	1.1	5.4	5.4	10.9
Power-One	4.50	34.8%	713	567	567	0.5	2.3	2.3	5.1	0.5	2.1	2.1	4.5
Maxwell Technologies	18.41	89.8%	528	504	504	3.2	50.4	55.3	263.0	2.5	16.4	16.8	30.7
Ultralife	4.96	66.2%	86	86	86	0.5	6.4	6.4	23.1	0.5	3.8	3.8	8.7
Mean		63.1%				1.1x	13.2x	14.1x	54.2x	1.0x	6.5x	6.7x	12.2x
Median		63.8%				0.6	6.6	6.8	12.0	0.6	5.5	5.7	9.5
High		89.8%				3.2x	50.4x	55.3x	263.0x	2.5x	16.4x	16.8x	30.7x
Low		34.8%				0.5	2.3	2.3	5.1	0.5	2.1	2.1	4.5
C&D TECHNOLOGIES													
Current Price	**$7.42**	**70.0%**	**$113**	**$180**	**$203**	**0.5x**	**7.6x**	**7.6x**	**81.8x**	**0.4x**	**4.6x**	**4.8x**	**9.0x**
Offer Price	**9.75**	**32.2%**	**150**	**217**	**240**	**0.6**	**9.2**	**9.0**	**107.5**	**0.5**	**5.5**	**5.7**	**11.8**
Unaffected Price	**8.24**	**27.2%**	**125**	**192**	**215**	**0.5**	**8.1**	**8.1**	**90.9**	**0.4**	**4.9**	**5.1**	**10.0**

PERELLA WEINBERG PARTNERS

Source: Company filings, Management estimates, FactSet, I/B/E/S Estimates
Notes: Share prices as of September 30, 2011
(1) Adjusted for underfunded portion of pension obligation and other postretirement benefits
(2) EBITDA is adjusted for periodic benefit cost net of service cost for pension obligations and other postretirement benefits

WACC ANALYSIS

BETA ANALYSIS

Select Peers	Levered Beta [1]	Debt / Cap.	Debt / Equity	Unlevered Beta [2]
EnerSys	1.57	20.5%	25.7%	1.35
Exide	2.09	70.4%	237.7%	0.82
Johnson Controls	1.38	22.2%	28.5%	1.16
Maxwell Technologies	1.22	1.2%	1.2%	1.21
Greatbatch	0.81	29.9%	42.6%	0.63
Power-One	1.70	0.0%	0.0%	1.70
GS Yuasa	0.75	28.8%	40.5%	0.59
Ultralife	1.09	4.2%	4.4%	1.06
Mean	**1.33**	**22.1%**	**47.6%**	**1.07**
Median	**1.30**	**21.3%**	**27.1%**	**1.11**
C&D Technologies	1.39	35.3%	54.5%	1.03

WACC ANALYSIS

Cost of Equity	
U.S. Risk Free Rate (10 Year U.S. Treasury) [3]	1.9%
Equity Market Premium [4]	6.7%
Asset Beta	1.03
Relevered Beta (30% Target Debt / Capitalization) [5]	1.31
Adjusted Equity Market Risk Premium	10.7%
Size Premium [4]	6.4%
Cost of Equity	**17.1%**
Cost of Debt	
Assumed Cost of Debt (Pre-Tax) [6]	9.5%
Tax Rate	35.0%
Assumed Cost of Debt (After-Tax)	**6.2%**
Weighted Average Cost of Capital	**13.8%**

Source: Company filings, Bloomberg

Notes: (1) Bloomberg 5 year raw beta
(2) Assumes 35% effective tax rate for select peers
(3) Bloomberg; 10-year treasury bond yield as of September 30, 2011
(4) 2011 Ibbotson SBBI Valuation Yearbook; equity risk premium represents arithmetic mean as of December 31, 2010
(5) Assumes debt to capital ratio of 30%; Levered beta = [unlevered beta*(1+((1-tax rate)*(debt/equity)))]
(6) Estimated cost of debt as of September 30, 2011 based on trading levels of relevant indices and peer securities

DISCOUNTED CASH FLOW: CORE BUSINESS

($ in millions, except per share data)

Fiscal Year Ended January 31,	2H 2012E	2013E	2014E	Terminal Year
Revenue	$201	$447	$474	
EBITDA	$16	$39	$42	$42
Less: Depreciation & Amortization	(5)	(11)	(11)	
EBIT	$10	$28	$31	
Less: Taxes	(0)	(9)	(11)	
After-Tax EBIT	$10	$19	$20	
Plus: Depreciation & Amortization	$5	$11	$11	
Plus: Change in NWC	0	(1)	4	
Less: Capital Expenditures	(4)	(12)	(12)	
Less: Pension Plan Contributions	(4)	(5)	(6)	
Unlevered Free Cash Flow	$7	$13	$17	
Unlevered Free Cash Flows	$7	$13	$17	
Terminal Value (1)				211
Total Free Cash Flows	$7	$13	$17	$211
Weighted Average Cost of Capital (WACC)	15.0%	15.0%	15.0%	15.0%
Discount Period	0.08	0.83	1.83	2.33
Discount Factor (Assumes 15.0% WACC)	0.99x	0.89x	0.77x	0.72x
Discounted Free Cash Flows	$7	$11	$13	$153

IMPLIED VALUE PER SHARE (2)

WACC	Terminal Multiple 4.0x	4.5x	5.0x	5.5x	6.0x
13.0%	$5.95	$7.00	$8.05	$9.03	$10.00
14.0%	$5.76	$6.79	$7.81	$8.79	$9.74
15.0%	$5.58	$6.58	$7.59	$8.56	$9.50
16.0%	$5.40	$6.38	$7.37	$8.34	$9.25
17.0%	$5.22	$6.19	$7.15	$8.11	$9.02

IMPLIED PERPETUAL GROWTH RATE (3)

WACC	Terminal Multiple 4.0x	4.5x	5.0x	5.5x	6.0x
13.0%	(0.4%)	0.9%	2.0%	2.9%	3.7%
14.0%	0.5%	1.8%	2.9%	3.8%	4.6%
15.0%	1.4%	2.7%	3.8%	4.8%	5.5%
16.0%	2.2%	3.6%	4.7%	5.7%	6.5%
17.0%	3.1%	4.5%	5.6%	6.6%	7.4%

Source: Management estimates

Notes: (1) Assumes a 5.0x forward exit multiple (unadjusted for any pension costs or obligations) is applied to the terminal year EBITDA of $42 million
(2) Assumes total debt of $61 million, cash of $7 million and minority interest of $13 million as of July 31, 2011
(3) Terminal year free cash flow excludes pension contribution for purposes of calculating implied perpetuity growth rate

DISCOUNTED CASH FLOW: STREAMLINE

($ in millions, except per share data)

Fiscal Year Ended January 31,	2013E	2014E	2015E	2016E	Terminal Year
EBITDA	($2)	$6	$6	$6	$6
Less: Depreciation & Amortization	0	0	0	0	
EBIT	($2)	$6	$6	$6	
Less: Taxes	1	(2)	(2)	(2)	
After-Tax EBIT	($1)	$4	$4	$4	
Plus: Depreciation & Amortization	$0	$0	$0	$0	
Plus: Change in NWC	(2)	(2)	0	0	
Less: Capital Expenditures	(6)	(2)	2	2	
Unlevered Free Cash Flow	($10)	$0	$6	$6	
Unlevered Free Cash Flows	($10)	$0	$6	$6	
Terminal Value [1]					30
Total Free Cash Flows	($10)	$0	$6	$6	$30
Weighted Average Cost of Capital (WACC)	15.0%	15.0%	15.0%	15.0%	15.0%
Discount Period	0.84	1.84	2.84	3.84	4.34
Discount Factor (Assumes 15.0% WACC)	0.89x	0.77x	0.67x	0.59x	0.55x
Discounted Free Cash Flows	($9)	$0	$4	$3	$16

IMPLIED VALUE PER SHARE

	Terminal Multiple				
WACC	4.0x	4.5x	5.0x	5.5x	6.0x
13.0%	$0.88	$0.99	$1.11	$1.22	$1.34
14.0%	$0.83	$0.94	$1.05	$1.16	$1.27
15.0%	$0.79	$0.90	$1.00	$1.11	$1.22
16.0%	$0.75	$0.85	$0.95	$1.06	$1.16
17.0%	$0.71	$0.81	$0.91	$1.01	$1.10

Source: Management estimates
Note: (1) Assumes a 5.0x forward exit multiple is applied to the terminal year EBITDA of $6 million

DISCOUNTED CASH FLOW: CHINA PERMIT EXPANSION

($ in millions, except per share data)

Fiscal Year Ended January 31,	2013E	2014E	2015E	2016E	Terminal Year
EBITDA	$0	$1	$2	$2	$3
Less: Depreciation & Amortization	0	0	0	0	
EBIT	$0	$1	$2	$2	
Less: Taxes	0	(1)	(1)	(1)	
After-Tax EBIT	$0	$1	$1	$1	
Plus: Depreciation & Amortization	$0	$0	$0	$0	
Plus: Change in NWC	0	(2)	(2)	0	
Less: Capital Expenditures	0	(5)	0	0	
Unlevered Free Cash Flow	$0	($7)	($1)	$1	
Unlevered Free Cash Flows	$0	($7)	($1)	$1	
Terminal Value [(1)]					13
Total Free Cash Flows	$0	($7)	($1)	$1	$13
Weighted Average Cost of Capital (WACC)	15.0%	15.0%	15.0%	15.0%	15.0%
Discount Period	0.84	1.84	2.84	3.84	4.34
Discount Factor (Assumes 15.0% WACC)	0.89x	0.77x	0.67x	0.59x	0.55x
Discounted Free Cash Flows	$0	($5)	($1)	$1	$7

IMPLIED VALUE PER SHARE

	Terminal Multiple				
WACC	4.0x	4.5x	5.0x	5.5x	6.0x
13.0%	$0.08	$0.13	$0.18	$0.24	$0.29
14.0%	$0.07	$0.12	$0.17	$0.22	$0.27
15.0%	$0.06	$0.11	$0.16	$0.20	$0.25
16.0%	$0.05	$0.10	$0.14	$0.19	$0.24
17.0%	$0.04	$0.09	$0.13	$0.18	$0.22

PERELLA WEINBERG PARTNERS

Source: Management estimates
Note: (1) Assumes a 5.0x forward exit multiple is applied to the terminal year EBITDA of $3 million

DISCOUNTED CASH FLOW: NOKIA CONTRACT

($ in millions, except per share data)

Fiscal Year Ended January 31,	2013E	2014E	2015E	2016E	Terminal Year
EBITDA	$3	$3	$3	$0	$0
Less: Depreciation & Amortization	0	0	0	0	
EBIT	$3	$3	$3	$0	
Less: Taxes	(1)	(1)	(1)	0	
After-Tax EBIT	$2	$2	$2	$0	
Plus: Depreciation & Amortization	$0	$0	$0	$0	
Plus: Change in NWC	(4)	0	0	4	
Less: Capital Expenditures	(2)	0	0	0	
Unlevered Free Cash Flow	($4)	$2	$2	$4	
Unlevered Free Cash Flows	($4)	$2	$2	$4	
Terminal Value [1]					0
Total Free Cash Flows	($4)	$2	$2	$4	$0
Weighted Average Cost of Capital (WACC)	15.0%	15.0%	15.0%	15.0%	15.0%
Discount Period	0.84	1.84	2.84	3.84	4.34
Discount Factor (Assumes 15.0% WACC)	0.89x	0.77x	0.67x	0.59x	0.55x
Discounted Free Cash Flows	($4)	$2	$1	$2	$0

IMPLIED VALUE PER SHARE

	Terminal Multiple				
WACC	4.0x	4.5x	5.0x	5.5x	6.0x
13.0%	$0.12	$0.12	$0.12	$0.12	$0.12
14.0%	$0.11	$0.11	$0.11	$0.11	$0.11
15.0%	$0.10	$0.10	$0.10	$0.10	$0.10
16.0%	$0.10	$0.10	$0.10	$0.10	$0.10
17.0%	$0.09	$0.09	$0.09	$0.09	$0.09

PERELLA WEINBERG PARTNERS

Source: Management estimates

DISCOUNTED CASH FLOW: INDIA PLANT

($ in millions, except per share data)

Fiscal Year Ended January 31,	2013E	2014E	2015E	2016E	Terminal Year
EBITDA	$0	$6	$15	$21	$24
Less: Depreciation & Amortization	0	(1)	(1)	(1)	
EBIT	$0	$5	$14	$19	
Less: Taxes	0	(2)	(5)	(7)	
After-Tax EBIT	$0	$3	$9	$13	
Plus: Depreciation & Amortization	$0	$1	$1	$1	
Plus: Change in NWC	0	(9)	(9)	(7)	
Less: Capital Expenditures	0	(28)	(4)	(5)	
Unlevered Free Cash Flow	$0	($33)	($2)	$1	
Unlevered Free Cash Flows	$0	($33)	($2)	$1	
Terminal Value (1)					118
Total Free Cash Flows	$0	($33)	($2)	$1	$118
Weighted Average Cost of Capital (WACC)	15.0%	15.0%	15.0%	15.0%	15.0%
Discount Period	0.84	1.84	2.84	3.84	4.34
Discount Factor (Assumes 15.0% WACC)	0.89x	0.77x	0.67x	0.59x	0.55x
Discounted Free Cash Flows	$0	($25)	($1)	$1	$64

IMPLIED VALUE PER SHARE

	Terminal Multiple				
WACC	4.0x	4.5x	5.0x	5.5x	6.0x
13.0%	$1.89	$2.33	$2.78	$3.22	$3.66
14.0%	$1.78	$2.21	$2.64	$3.06	$3.49
15.0%	$1.68	$2.09	$2.50	$2.92	$3.32
16.0%	$1.58	$1.98	$2.38	$2.77	$3.17
17.0%	$1.49	$1.88	$2.26	$2.64	$3.02

Source: Management estimates
Note: (1) Assumes a 5.0x forward exit multiple is applied to the terminal year EBITDA of $24 million

PERELLA WEINBERG PARTNERS

POTENTIAL IMPACT OF STREAMLINE

($ in millions)

QUARTERLY EBITDA


$7.6
$6.6
$8.7
$7.7
$9.9
$9.8
$10.7
$11.3
$9.9
$11.1
$9.9
$11.4
$9.9
$11.5
$9.9
$11.5
Q1 2013
Q2 2013
Q3 2013
Q4 2013
Q1 2014
Q2 2014
Q3 2014
Q4 2014

ANNUAL EBITDA


$36.9
$35.4
$39.7
$45.6
$6.0
FY 2013
FY 2014
Run Rate

QUARTERLY CASH FLOW


$1.5
($0.8)
$0.5
($3.6)
$1.0
($1.9)
$1.0
$0.6
$1.5
($0.2)
$2.2
$2.9
$2.2
$2.4
$1.9
$3.0
Q1 2013
Q2 2013
Q3 2013
Q4 2013
Q1 2014
Q2 2014
Q3 2014
Q4 2014

ANNUAL CASH FLOW


$4.0
($5.7)
$7.8
$8.0
$5.9
FY 2013
FY 2014
Run Rate

■ July Management Projections ■ Management Projections including Streamline

PERELLA WEINBERG PARTNERS

Source: Management estimates

LEGAL NOTICE

This Presentation has been provided to the Special Committee of C&D Technologies by Perella Weinberg Partners and its affiliates (collectively "**Perella Weinberg Partners**" or the "**Firm**") pursuant to the Engagement Letter dated June 29, 2011 and may not be used or relied upon by any other person for any purpose without the written consent of Perella Weinberg Partners. The information contained herein (the "Information") is confidential. By accepting this Information, you agree that you and your directors, partners, officers, employees, attorney(s), agents and representatives agree to use it for informational purposes only and will not divulge any such Information to any other party. Reproduction of this Information, in whole or in part, is prohibited. These contents are proprietary and a product of Perella Weinberg Partners. **The Information contained herein is not an offer to buy or sell or a solicitation of an offer to buy or sell any corporate advisory services or security or to participate in any corporate advisory services or trading strategy.** Any decision regarding corporate advisory services or to invest in the investments described herein should be made after, as applicable, reviewing such definitive offering memorandum, conducting such investigations as you deem necessary and consulting the investor's own investment, legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment or service.

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